Exhibit 99.1

More information:
James Hart, 203.956.8746 (O) 203.339.2578 (M)
Todd Smith, 615.764.2598 (O) 615.202.7944 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2008

ACHIEVES THIRD QUARTER ADJUSTED EBITDA OF $85.9 MILLION

TRAILING TWELVE-MONTH ADJUSTED EBITDA OF $310.5 MILLION

NORWALK, Conn., October 30, 2008 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading global affinity marketer of value-added membership, insurance and package enhancement programs and services to consumers, today announced its financial results for the three month period ended September 30, 2008.

“Our affinity partners are facing an historically difficult economic environment, and our results this quarter show that we have continued to provide those partners with a reliable and growing stream of fee-based income, and succeeded in offering their customers high-quality programs providing peace of mind and timely savings on everyday purchases” said Nathaniel J. Lipman, Affinion’s President and Chief Executive Officer. Commenting further on the results, Lipman added, “Given these attributes in our business model, as well as our year-to-date results, we remain comfortable with the attainability of our 2008 Adjusted EBITDA guidance of $305 to $315 million.”

Results Highlights

Note: readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results, including a definition of the term “Transactions.”

Net Revenues

☐	Net revenues for the third quarter of 2008 were $364.8 million as compared to $330.6 million for the third quarter of 2007, reflecting a 10.3% growth rate.

☐	The increase in net revenues was due to continued growth in both the International and North American regions. The increase in North American revenue was attributable to growth in all lines of business, including double digit growth in Loyalty products.

☐	Net revenues excluding the impact of the Transactions increased $29.9 million, or 9.0% greater than the third quarter result from 2007.

☐	Net revenues increased $4.3 million in the quarter as compared to the third quarter of 2007 due to a reduced impact of the non-cash adjustments in purchase accounting as part of the Transactions.

Operating Results

☐	Segment EBITDA for the third quarter of 2008 was $83.9 million as compared to $75.8 million for the third quarter of 2007. Segment EBITDA increased $1.9 million related to non-cash purchase accounting adjustments.

☐	Excluding the impact of the Transactions, Segment EBITDA increased $6.2 million, or 8.2%, primarily due to higher net revenues, lower commissions and lower general and administrative expenses, partially offset by higher global marketing and operating costs.

☐	Adjusted EBITDA (as defined in Note (d) of Table 7) was $85.9 million as compared to $79.4 million for the third quarter of 2007. The trailing twelve month Adjusted EBITDA of $310.5 million as of the third quarter 2008 reflects an increase of $40.8 million from the $269.7 million reported for the third quarter of 2007, and an increase of $26.2 million from the $284.3 million reported for the year ended December 31, 2007.

Segment Commentary

North America:

Membership products revenue for the third quarter increased $10.5 million, or 6.1%, as higher average revenue per retail member and higher wholesale revenue from programs that were formerly retail were partially offset by lower retail member volumes. Excluding the impact of purchase accounting, net revenue increased $8.1 million, as the Company continues to pursue its strategy of increasing the lifetime value of its overall member base. Membership Segment EBITDA increased $8.1 million in the quarter, primarily due to lower marketing and commission expenses as the Company continued to reduce commissions as a percentage of revenue, partially offset by higher product and employee-related costs. Insurance and Package products revenue increased $5.8 million, or 6.5%, primarily due to a lower cost of insurance and growth in the NetGain! checking account enhancement program, partially offset by decreased revenue from lower Package members. Insurance and Package Segment EBITDA declined $4.2 million in the quarter primarily due to higher marketing and commissions and increased product costs. Loyalty products revenue increased $6.6 million, or 45.8%, due to the growth in programs with existing and new clients, including the fee-based revenue related to a recently acquired points redemption program. Loyalty Segment EBITDA grew $1.2 million due primarily to the increase in revenue, net of higher product and servicing costs.

International:

International revenue increased $11.1 million, or 20.0%, over the third quarter of 2007. Excluding the impacts from purchase accounting, revenue increased 16.9% primarily due to new retail memberships, growth in other retail programs, and a lower cost of insurance associated with certain package and retail programs. Net revenues decreased $0.4 million in the quarter due to the impact of the change in the U.S. dollar. For the quarter, International Segment EBITDA increased $3.7 million over 2007, principally due to the increase in revenue net of higher marketing and commissions, and other costs to support new retail programs, along with $0.8 million as a result of purchase accounting adjustments.

Selected Liquidity Data

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments, see the note on Table 2.

At September 30, 2008, Affinion had $302.5 million outstanding under its senior notes (net of discounts and premiums), $655.0 million outstanding under its term loan facility, and $351.7 million outstanding under the senior subordinated notes (net of discounts). Under the Company’s revolving credit facility, $98.5 million is available for borrowing, after giving effect to the issuance of $1.5 million in letters of credit. The revolving credit facility has been reduced by $24.0 million since June 30, 2008 to a zero balance as of September 30, 2008.

In addition, at September 30, 2008, Affinion had $18.3 million of unrestricted cash on hand.

Guidance

Affinion reaffirms its full year 2008 Adjusted EBITDA guidance of $305—$315 million.

Call-In Information

Affinion will hold an informational call to discuss the results for the three month period ended September 30, 2008 at 8:30 am (EDT) on Thursday, October 30, 2008. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 69259340. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A replay of the call will be available through midnight (EDT) November 2, 2008 by dialing 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and entering passcode 69259340.

Important Notes

On October 17, 2005, Affinion Group Inc. completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor were acquired by Affinion in the Transactions.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended September 30, 2008 and unaudited consolidated results of operations for the three month period ended September 30, 2007.

Purchase accounting adjustments made in 2005 as a result of the Transactions had a modest impact on Affinion’s results of operations for the three month periods ended September 30, 2008 and 2007. For example, because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions were less than they otherwise would have been, with the majority of the impact of the purchase accounting adjustments recognized in 2005 through 2007. The effect of purchase accounting adjustments on Affinion’s results of operations for the three month period ended September 30, 2008 as compared to the three month period ended September 30, 2007 was to increase net revenues by $4.3 million and to increase Segment EBITDA by $1.9 million.

About Affinion Group

As a global leader with 35 years of experience, Affinion Group (www.affinion.com) enhances the value of its partners’ customer relationships by developing and marketing valuable loyalty, membership, checking account, insurance and other relevant products and services. Leveraging its expertise in product development and targeted marketing, Affinion helps generate significant incremental revenue for more than 5,300 affinity partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Norwalk, Conn., the company has approximately 3,300 employees throughout the United States and in 10 countries across Europe, and markets in 14 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2008 and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe”, “anticipate”, “estimate”, “expect”, “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, its can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution partners, industry trends, the effects of a decline in travel on Affinion’s travel fulfillment business, termination or expiration of one or more agreements with its affinity partners or a reduction of the marketing of its services by one or more of its affinity partners, its substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively and other risks identified and discussed under the caption “Item 1A. Risk Factors” in Affinion’s Annual Report on Form 10-K for the year ended December 31, 2007 and the other periodic reports filed by Affinion with the SEC from time to time.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR SELECTED

BUSINESS SEGMENTS

The following table provides data for selected business segments.

Member and insured amounts in thousands, except dollars and percentages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Affinion North America:
Membership Products—Retail
Average Members(1)	7,750	8,011	7,934	8,262
% Monthly Members	43.0%	34.8%	41.2%	36.2%
% Annual Members	57.0%	65.2%	58.8%	63.8%
Annualized Net Revenue Per Average Member(2)	$82.75	$74.39	$76.80	$71.31
Wholesale
Average Members(1)	2,833	3,543	3,076	3,652
Portion for service formerly retail and other(3)	2,158	2,307	2,253	2,228
Average Retail Members including wholesale formerly retail and other(3)	9,908	10,318	10,187	10,490
Insurance and Package Products—Insurance
Average Basic Insured(1)	22,831	25,535	23,508	26,078
Average Supplemental Insured	4,771	5,053	4,838	5,134
Annualized Net Revenue Per Supplemental Insured(2)	$58.44	$51.49	$57.47	$52.27
Package
Average Members(1)	5,485	6,020	5,561	6,226
Annualized Net Revenue Per Average Member(2)	$13.84	$13.53	$13.67	$13.56
Affinion International:
International Products—Package
Average Members(1)	16,343	16,365	16,155	16,433
Annualized Net Revenue Per Average Package Member(2)	$8.88	$8.52	$9.17	$8.07
Other Retail Membership
Average Members(1)	1,693	1,900	1,755	2,221
Annualized Net Revenue Per Average Member(2)	$38.26	$31.79	$38.24	$25.25
New Retail Membership
Average Members(1)	498	225	444	210
Annualized Net Revenue Per Average Member(2)	$100.83	$111.95	$101.75	$112.15
Global Membership Products:
Retail
Average Members(1) (4)	8,248	8,236	8,378	8,472
Annualized Net Revenue Per Average Member(2)	$83.84	$75.42	$78.12	$72.32
Average Retail Members including wholesale formerly retail and other(3) (4)	10,406	10,543	10,631	10,700

(1)

Average Members and Average Basic Insured for the period are each calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A member’s or insured’s, as applicable, count is removed in the period in which the member or insured, as applicable, has cancelled.

(2)

Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average members or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a member or an insured, as applicable, the member’s or insured’s, as applicable, revenues, are no longer recognized in the calculation.

(3)

Certain programs historically offered as retail arrangements are currently offered as wholesale arrangements where the Company receives lower annualized price points and pays no related commission expense. Additionally, more recently, the Company has entered into other relationships with new and existing affinity partners, including arrangements where the affinity partner offers the Company’s membership programs at point of sale retail locations to their customers and the Company receives lower annualized price points and pays no related commission expense.

(4)	Includes International Operations New Retail Average Members.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

(In millions, except share amounts)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$18.3	$14.2
Restricted cash	29.3	29.1
Receivables (net of allowance for doubtful accounts of $1.1 and $1.3, respectively)	75.5	73.3
Receivables from related parties	34.7	12.1
Profit-sharing receivables from insurance carriers	83.2	58.8
Prepaid commissions	57.5	62.1
Deferred income taxes	0.8	0.9
Other current assets	40.6	39.4

Total current assets	339.9	289.9
Property and equipment, net	86.9	90.8
Contract rights and list fees, net	46.0	63.2
Goodwill	302.3	302.0
Other intangibles, net	642.2	809.1
Receivables from related parties	6.4	—
Other non-current assets	52.4	46.2

Total assets	$1,476.1	$1,601.2

Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$0.3	$0.2
Accounts payable and accrued expenses	301.3	264.2
Payables to related parties	10.1	13.3
Deferred revenue	242.5	255.1
Income taxes payable	1.5	3.0

Total current liabilities	555.7	535.8
Long-term debt	1,309.8	1,347.3
Deferred income taxes	22.7	20.2
Deferred revenue	39.9	41.6
Other long-term liabilities	63.0	61.2

Total liabilities	1,991.1	2,006.1

Minority interests	0.6	0.6

Commitments and contingencies
Stockholder’s Equity (Deficit):
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	311.7	348.7
Accumulated deficit	(836.8)	(766.5)
Accumulated other comprehensive income	9.5	12.3

Total stockholder’s equity (deficit)	(515.6)	(405.5)

Total liabilities and stockholder’s equity (deficit)	$1,476.1	$1,601.2

Note: The information presented in this release reflects the financial statement data and the results of operations of Affinion Group, Inc., (“Affinion”) and its consolidated subsidiaries, and does not include the $350 million senior unsecured term loan facility incurred by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2007. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into new senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net revenues	$364.8	$330.6	$1,058.3	$984.4

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	160.1	149.3	475.3	452.9
Operating costs	96.7	79.6	277.2	251.2
General and administrative	24.1	25.9	77.9	89.5
Depreciation and amortization	68.4	82.9	205.6	242.1

Total expenses	349.3	337.7	1,036.0	1,035.7

Income (loss) from operations	15.5	(7.1)	22.3	(51.3)
Interest income	0.4	0.9	1.4	3.6
Interest expense	(35.6)	(38.7)	(87.1)	(107.7)
Other income, net	2.8	—	2.6	—

Loss before income taxes and minority interests	(16.9)	(44.9)	(60.8)	(155.4)
Income tax (expense) benefit, net	(3.1)	1.7	(8.9)	(1.0)
Minority interests, net of tax	(0.3)	(0.1)	(0.6)	(0.2)

Net loss	$(20.3)	$(43.3)	$(70.3)	$(156.6)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	For the Nine Months Ended
	September 30, 2008	September 30, 2007
Operating Activities
Net loss	$(70.3)	$(156.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	205.6	242.1
Amortization of favorable and unfavorable contracts	(2.3)	(2.2)
Amortization of debt discount and financing costs	4.4	5.0
Unrealized (gain) loss on interest rate swaps	(8.1)	2.2
Stock-based compensation	2.3	1.8
Deferred income taxes	3.8	(10.3)
Payment received for assumption of loyalty points liability	7.4	—
Net change in assets and liabilities:
Restricted cash	0.6	(1.1)
Receivables	(2.2)	3.0
Receivables from related parties	(17.3)	3.1
Profit-sharing receivables from insurance carriers	(24.4)	(12.5)
Prepaid commissions	3.5	13.7
Other current assets	(2.2)	3.0
Contract rights and list fees	(0.1)	(0.9)
Other non-current assets	(1.6)	(5.3)
Accounts payable and accrued expenses	31.1	(10.7)
Payables to related parties	(5.2)	(4.9)
Deferred revenue	(9.9)	(4.6)
Income taxes receivable and payable	(1.5)	7.4
Other long-term liabilities	(4.4)	(6.9)
Minority interests and other, net	(0.8)	(0.2)

Net cash provided by operating activities	108.4	65.1

Investing Activities
Capital expenditures	(25.6)	(18.6)
Restricted cash	(1.1)	—
Acquisition-related payment, net of cash acquired	—	(0.8)

Net cash used in investing activities	(26.7)	(19.4)

Financing Activities
Repayments under line of credit, net	(38.5)	—
Principal payments on borrowings	(0.2)	(75.1)
Dividends paid to parent company	(37.0)	(32.1)
Distribution to minority shareholder of a subsidiary	(0.4)	(0.4)

Net cash used in financing activities	(76.1)	(107.6)

Effect of changes in exchange rates on cash and cash equivalents	(1.5)	0.1

Net increase (decrease) in cash and cash equivalents	4.1	(61.8)
Cash and cash equivalents, beginning of period	14.2	84.3

Cash and cash equivalents, end of period	$18.3	$22.5

Supplemental Disclosure of Cash Flow Information:
Interest payments	$69.5	$80.5

Income tax payments	$6.6	$4.9

TABLE 5

AFFINION GROUP, INC.

UNAUDITED COMPARISON OF 2008 TO 2007 RESULTS

(In millions)

The following tables summarize our consolidated results of operations for the three and nine months ended September 30, 2008 and 2007.

	For the Three Months Ended
	September 30, 2008	September 30, 2007	Increase (Decrease) Related to the Transactions	Increase (Decrease) Other
Net revenues	$364.8	$330.6	$4.3	$29.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	160.1	149.3	1.7	9.1
Operating costs	96.7	79.6	0.7	16.4
General and administrative	24.1	25.9	—	(1.8)
Depreciation and amortization	68.4	82.9	(15.0)	0.5

Total expenses	349.3	337.7	(12.6)	24.2

Income (loss) from operations	15.5	(7.1)	16.9	5.7
Interest income	0.4	0.9	—	(0.5)
Interest expense	(35.6)	(38.7)	—	3.1
Other income, net	2.8	—	—	2.8

Loss before income taxes and minority interests	(16.9)	(44.9)	16.9	11.1
Income tax (expense) benefit, net	(3.1)	1.7	(1.8)	(3.0)
Minority interests, net of tax	(0.3)	(0.1)	—	(0.2)

Net loss	$(20.3)	$(43.3)	$15.1	$7.9

	For the Nine Months Ended
	September 30, 2008	September 30, 2007	Increase (Decrease) Related to the Transactions	Increase (Decrease) Other
Net revenues	$1,058.3	$984.4	$10.3	$63.6

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	475.3	452.9	3.7	18.7
Operating costs	277.2	251.2	2.4	23.6
General and administrative	77.9	89.5	—	(11.6)
Depreciation and amortization	205.6	242.1	(44.6)	8.1

Total expenses	1,036.0	1,035.7	(38.5)	38.8

Income (loss) from operations	22.3	(51.3)	48.8	24.8
Interest income	1.4	3.6	—	(2.2)
Interest expense	(87.1)	(107.7)	—	20.6
Other income, net	2.6	—	—	2.6

Loss before income taxes and minority interests	(60.8)	(155.4)	48.8	45.8
Income tax expense	(8.9)	(1.0)	8.7	(16.6)
Minority interests, net of tax	(0.6)	(0.2)	—	(0.4)

Net loss	$(70.3)	$(156.6)	$57.5	$28.8

Purchase accounting adjustments made in the Transactions had a less significant impact on the Company’s consolidated results of operations for the three and nine months ended September 30, 2008 compared to September 30, 2007. These entries, which are non-cash in nature, increased net revenues by $4.3 million and $10.3 million and income from operations by $16.9 million and $48.8 million for the three and nine months ended September 30, 2008, respectively, as compared to the three and nine months ended September 30, 2007, respectively. Because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions are less than they otherwise would have been, and such impact will decline in future periods. Also, the Company recorded a liability in purchase accounting for the fair value of servicing the Company’s members existing at the date of the Transactions for which no revenue will be recognized in the future. Because the liability recorded in purchase accounting is used to offset future servicing costs for such members, the Company’s operating costs are lower for periods following the Transactions than they otherwise would have been. Also, because prepaid commissions were reduced in purchase accounting, marketing and commissions expense for periods following the Transactions are less than they otherwise would have been. The effect of these and other purchase accounting adjustments on the Company’s consolidated results of operations for the three and nine months ended September 30, 2008 as compared to September 30, 2007 was to increase net revenues by $4.3 million and $10.3 million, respectively, marketing and commissions by $1.7 million and $3.7 million, respectively, and operating costs by $0.7 million and $2.4 million, respectively. Additionally, the Company recorded $15.0 million and $44.6 million less depreciation and amortization expense for the three and nine months ended September 30, 2008, respectively, as compared to the three and nine months ended September 30, 2007, respectively, which positively affected results of operations.

TABLE 6

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net Revenues				Segment EBITDA (1)
	For the Three Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)	For the Three Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)
	2008	2007			2008	2007
Affinion North America
Membership products	$183.1	$172.6	$2.4	$8.1	$38.3	$30.2	$0.9	$7.2
Insurance and package products	95.1	89.3	0.1	5.7	30.3	34.5	0.1	(4.3)
Loyalty products	21.0	14.4	0.1	6.5	6.2	5.0	0.1	1.1
Eliminations	(1.1)	(1.3)	—	0.2	—	—	—	—

Total North America	298.1	275.0	2.6	20.5	74.8	69.7	1.1	4.0
Affinion International
International products	66.7	55.6	1.7	9.4	10.4	6.7	0.8	2.9

Total products	364.8	330.6	4.3	29.9	85.2	76.4	1.9	6.9
Corporate	—	—	—	—	(1.3)	(0.6)	—	(0.7)

Total	$364.8	$330.6	$4.3	$29.9	83.9	75.8	1.9	6.2

Depreciation and amortization					(68.4)	(82.9)	15.0	(0.5)

Income (loss) from operations					$15.5	$(7.1)	$16.9	$5.7

	Net Revenues				Segment EBITDA (1)
	For the Nine Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)	For the Nine Months Ended September 30,		Increase (Decrease) Related to the Transactions	Other Increase (Decrease)
	2008	2007			2008	2007
Affinion North America
Membership products	$529.7	$515.1	$5.1	$9.5	$93.6	$68.2	$1.6	$23.8
Insurance and package products	281.9	275.9	0.5	5.5	99.8	105.4	0.5	(6.1)
Loyalty products	51.6	40.6	0.1	10.9	15.3	11.3	0.1	3.9
Eliminations	(3.2)	(3.7)	—	0.5	—	—	—	—

Total North America	860.0	827.9	5.7	26.4	208.7	184.9	2.2	21.6
Affinion International
International products	198.3	156.5	4.6	37.2	23.7	14.8	2.0	6.9

Total products	1,058.3	984.4	10.3	63.6	232.4	199.7	4.2	28.5
Corporate	—	—	—	—	(4.5)	(8.9)	—	4.4

Total	$1,058.3	$984.4	$10.3	$63.6	227.9	190.8	4.2	32.9

Depreciation and amortization					(205.6)	(242.1)	44.6	(8.1)

Income (loss) from operations					$22.3	$(51.3)	$48.8	$24.8

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 7 below for a discussion on Segment EBITDA.

TABLE 7

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended September 30, 2008 and the three and nine months ended September 30, 2008 and 2007 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2008(a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2008	2007	2008	2007
Net cash provided by operating activities	$145.1	$52.2	$48.0	$108.4	$65.1
Interest expense, net	121.9	35.2	37.8	85.7	104.1
Income tax expense	12.6	3.1	(1.7)	8.9	1.0
Amortization of favorable and unfavorable contracts	3.1	0.8	0.7	2.3	2.2
Amortization of debt discount and financing costs	(5.9)	(1.5)	(2.0)	(4.4)	(5.0)
Unrealized gain (loss) on interest rate swaps	5.2	(3.9)	(3.2)	8.1	(2.2)
Deferred income taxes	(8.2)	(1.3)	6.2	(3.8)	10.3
Payment received for assumption of loyalty points program liability	(7.4)	—	—	(7.4)	—
Changes in assets and liabilities	40.8	2.6	(9.6)	34.4	16.9
Effect of the Transaction, reorganizations, certain legal costs, and net cost savings (b)	2.6	0.5	2.6	0.2	6.0
Other, net (c)	0.7	(1.8)	0.6	—	7.8

Adjusted EBITDA(d)(e)	$310.5	$85.9	$79.4	$232.4	$206.2

(a)

Represents consolidated financial data for the year ended December 31, 2007, minus consolidated financial data for the nine months ended September 30, 2007 plus consolidated financial data for the nine months ended September 30, 2008.

(b)

Effect of the Transactions, reorganizations, certain legal costs and net cost savings – eliminates the effects of the Transactions, prior business reorganizations, non-recurring revenues and gains, legal expenses for certain legal matters, and certain severance costs. See Table 5 for additional information regarding the effect of the Transactions.

(c)

Other, net—represents the elimination of stock-based compensation incurred in connection with the January 2007 special dividend, non-recurring Sarbanes-Oxley implementation costs, a $2.0 million annual consulting fee paid to Apollo and certain other costs.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA does not give pro forma effect to our acquisition of a base of approximately half a million members and the associated fee revenue stream from a US-based financial institution that was completed in December 2007. However, we would be permitted to make such pro forma adjustment as if such acquisition had occurred on October 1, 2007 in calculating the Adjusted EBITDA under our credit facility and the indentures governing our senior notes and senior subordinated notes.

TABLE 7 – cont’d

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended September 30, 2008 and the three and nine months ended September 30, 2008 and 2007 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2008(a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2008	2007	2008	2007
Net loss	$(104.8)	$(20.3)	$(43.3)	$(70.3)	$(156.6)
Interest expense, net	121.9	35.2	37.8	85.7	104.1
Income tax expense (benefit)	12.6	3.1	(1.7)	8.9	1.0
Minority interests, net of tax	0.7	0.3	0.1	0.6	0.2
Other income, net	(2.5)	(2.8)	—	(2.6)	—
Depreciation and amortization	274.3	68.4	82.9	205.6	242.1
Effect of the Transactions, reorganizations, and non-recurring revenues and gains (b)	1.6	0.3	1.9	0.6	4.0
Certain legal costs (c)	(1.4)	(0.2)	0.3	(1.5)	0.5
Net cost savings (d)	2.4	0.4	0.4	1.1	1.5
Other, net (e)	5.7	1.5	1.0	4.3	9.4

Adjusted EBITDA(f)(g)	$310.5	$85.9	$79.4	$232.4	$206.2

Interest coverage ratio (h)	2.60
Consolidated leverage ratio (i)	4.18
Fixed charge coverage ratio (j)	2.66

(a)

Represents consolidated financial data for the year ended December 31, 2007, minus consolidated financial data for the nine months ended September 30, 2007 plus consolidated financial data for the nine months ended September 30, 2008.

(b)

Effect of the Transactions, reorganizations and non-recurring revenues and gains – eliminates the effects of the Transactions, prior business reorganizations and non-recurring revenues and gains. For the periods presented, the amounts relate entirely to the effect of the Transactions. See Table 5 for additional information regarding the effect of the Transactions.

(c)	Certain legal costs—represents legal costs for certain litigation matters.
(d)	Net cost savings—represents: the elimination of costs associated with severance.
(e)	Other, net—represents: (i) net changes in other reserves, (ii) the elimination of stock-based compensation, and (iii) consulting fees paid to Apollo.
(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA does not give pro forma effect to our acquisition of a base of approximately half a million members and the associated fee revenue stream from a US-based financial institution that was completed in December 2007. However, we would be permitted to make such pro forma adjustment as if such acquisition had occurred on October 1, 2007 in calculating the Adjusted EBITDA under our credit facility and the indentures governing our senior notes and senior subordinated notes.

(h)

The interest coverage ratio is defined in our senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The calculation presented is annualized. The interest coverage ratio must be greater than 1.75 to 1.0 at September 30, 2008.

(i)

The consolidated leverage ratio is defined in our senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.00 to 1.0 at September 30, 2008.

(j)

The fixed charge coverage ratio is defined in the indentures governing our senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in the senior secured credit facility) to fixed charges, as defined).

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended September 30, 2008 and the three and nine months ended September 30, 2008 and 2007 to our Segment EBITDA.

	For the Twelve Months Ended September 30, 2008	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2008	2007	2008	2007
Net loss	$(104.8)	$(20.3)	$(43.3)	$(70.3)	$(156.6)
Interest expense, net	121.9	35.2	37.8	85.7	104.1
Income tax expense (benefit)	12.6	3.1	(1.7)	8.9	1.0
Minority interests, net of tax	0.7	0.3	0.1	0.6	0.2
Other income, net	(2.5)	(2.8)	—	(2.6)	—
Depreciation and amortization	274.3	68.4	82.9	205.6	242.1

Segment EBITDA	$302.2	$83.9	$75.8	$227.9	$190.8